Exhibit 10.3

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28 of this Plan.

2.	SHARES SUBJECT TO THIS PLAN.

2.1. Number of Shares Available. Subject to Section 2.6 and Section 21 of this Plan and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of the adoption of this Plan by the Board, is 2,420,000 Shares, plus: (a) any reserved Shares not issued or subject to outstanding awards granted under the Company’s 2018 Stock Incentive Plan, as amended (the “Prior Plan”) on the Effective Date (as defined below); (b) Shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture, termination or otherwise after the Effective Date; (c) Shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited; (d) Shares issued under the Prior Plan that are repurchased by the Company at the original purchase price or are otherwise forfeited and (e) Shares that are subject to stock options or other awards under the Prior Plan that are used to pay the Exercise Price of a stock option or withheld to satisfy the withholding obligations for Tax-Related Items related to any award; provided, however, that any Shares reserved and available for grant and issuance pursuant to subparts (a)-(e) of this Section 2.1 shall be issuable as Common Stock of the Company regardless of their series or class. After the Effective Date, no further awards can be granted under the Prior Plan.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Shares used to pay the Exercise Price of an Award or withheld to satisfy the withholding obligations for Tax-Related Items related to an Award will become available for grant and issuance in connection with subsequent Awards under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 of this Plan.

2.3. Minimum Share Reserve. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under this Plan will be increased on January 1 of each of the first ten (10) calendar years during the term of this Plan by the lesser of (a) five percent (5%) of the sum of the total number of shares of all classes of Common Stock plus the total number of shares of Common Stock subject to Pre-Funded Warrants (if any) and the total number of shares of Common Stock issuable upon conversion of preferred stock (if any), in each case outstanding on the immediately preceding December 31st (rounded down to the next whole share) or (b) such number of shares of Common Stock determined by the Board or Committee.

2.5. ISO Limitation. No more than 12,100,000 Shares will be issued pursuant to the exercise of ISOs granted under this Plan.

2.6. Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, conversion, consolidation, reclassification, spin-off or similar change in the capital or corporate structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under this Plan set forth in Section 2.1 of this Plan, including Shares reserved under sub-clauses (a)-(e) of Section 2.1 of this Plan, (b) the Exercise Price of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 of this Plan, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities or other laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.6, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions that were applicable to the Award or the Shares subject to such Award prior to such adjustment.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided that such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.	ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) approve forms of Award Agreements for use under this Plan;

(e) determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy withholding obligations for Tax-Related Items or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(f) determine the number of Shares or other consideration subject to Awards;

(g) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(h) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(i) grant waivers of Plan or Award conditions or modify or amend any Awards;

(j) determine the vesting, exercisability, settlement and payment of Awards;

(k) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(l) determine whether an Award has been vested and/or earned;

(m) determine the terms and conditions of, and institute, any Exchange Program;

(n) reduce, waive or modify any criteria with respect to Performance Factors;

(o) adjust Performance Factors;

(p) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of this Plan to facilitate compliance with local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(q) exercise discretion with respect to Performance Awards;

(r) make all other determinations necessary or advisable for the administration of this Plan; and

(s) delegate any of the foregoing to a subcommittee or to one or more executiv officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3. Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4. Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Award Recipients Outside of the U.S. Notwithstanding any provision of this Plan to the contrary, to facilitate the administration of this Plan and compliance with the laws and practices in countries outside of the United States in which the Company, its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to: (a) determine which Subsidiaries and Affiliates will be covered by this Plan; (b) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide Services to the Company, Subsidiary or Affiliate under an agreement with a nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or non-U.S. nationals to comply with applicable local laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable for legal or administrative reasons (and such subplans and/or modifications will be attached to this Plan and/or to Award Agreements as appendices, if necessary); and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or facilitate compliance with any local governmental regulatory exemptions or approvals; provided, however, that no action taken under this Section 4.5 will increase the Share limitations contained in Section 2.1 of this Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted or administered, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1. Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement, which will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant (with the exception of Options issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2) and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant . Payment for the Shares purchased may be made in accordance with Section 11 of this Plan and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company and/or an authorized third party administrator (the “Third Party Administrator”) receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option and/or via electronic execution through the authorized Third Party Administrator, and (b) full payment for the Shares with respect to which the Option is exercised (together with an amount sufficient to satisfy withholding obligations for any applicable Tax-Related Items). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates. Such Options must be exercised by the Participant no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, including as necessary to give effect to any provision in any applicable agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), providing for acceleration of the Participant’s Options in connection with a Corporate Transaction, with any exercise of an Option beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a) Death. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b) Disability. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c) Cause. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), if the Participant’s Service terminates for Cause, or if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Service), then Participant’s Options (whether or not vested) shall expire effective as of such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, or other applicable agreement, Cause will have the meaning set forth in this Plan.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, unless for the purpose of complying with applicable laws and regulations. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.9. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an Award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled by issuance of those Shares (which may consist of Restricted Stock) or in cash. All RSUs will be made pursuant to an Award Agreement.

6.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

6.2. Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

6.3. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Participant’s Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to this Plan.

7.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement and/or via electronic acceptance through the Third Party Administrator with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer to purchase such Restricted Stock Award will terminate, unless the Committee determines otherwise.

7.2. Purchase Price. The Purchase Price for Shares issued pursuant to a Restricted Stock Award will be determined by the Committee and may be less than the Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan and the Award Agreement and in accordance with any procedures established by the Company.

7.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service or upon completion of Performance Factors, if any, during any

Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.4. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Participant’s Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK BONUS AWARDS. A Stock Bonus Award is an Award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

8.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee will: (a) determine the restrictions to which the Stock Bonus Award is subject, including the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors, if any, to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

8.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

8.3. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Participant’s Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an Award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock or RSUs), having a value equal to (a) the difference between the Fair Market Value on the date of exercise less the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

9.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be exercised and settled; (c) the consideration to be distributed on exercise and settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than the Fair Market Value of the Shares on the date of grant (with the exception of SARs issued in substitution of another company’s awards pursuant to, and to the extent permitted by, Section 21.2). A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

9.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 of this Plan also will apply to SARs.

9.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise less the Exercise Price; by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.4. Termination of Service. Unless otherwise determined by the Committee or except as otherwise expressly provided in the Participant’s Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an Award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof, and may be cash-based. Grants of Performance Awards will be made pursuant to an Award Agreement.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the Award Agreement, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2. Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an Award of Performance Shares; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Award of Performance Shares will be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length and starting date of any Performance Period; (ii) select from among the Performance Factors to be used; and (iii) determine the number of Shares deemed subject to the Award of Performance Shares. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent, Subsidiary or Affiliate;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with this Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its sole discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of this Plan.

12.	GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1. General. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors, who are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to a policy adopted by the Board, or granted from time to time as determined in the discretion of the Board. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Calendar Year Limitation. A Non-Employee Director may not receive Awards under this Plan that, when combined with cash compensation received for service as a Non-Employee Director following the Effective Date, exceed (x) $750,000.00 in value (as described below) in any calendar year, for continuing directors, or (y) $1,000,000.00 in value (as described below) in the initial calendar year, for a new Non-Employee Director. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of Options or SARs for financial reporting purposes, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted, or cash compensation paid, to an individual in consideration of services as an Employee or in consideration of services as a Consultant but not as a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.2.

12.3. Vesting, Exercisability and Settlement. Except as set forth in Section 21 of this Plan, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the Exercise Price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4. Election to Receive Awards in Lieu of Cash. If permitted by the Committee, a Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined, by the Committee. Such Awards will be issued under this Plan. An election under this Section 12.4 will be filed with the Company on the form prescribed by the Company.

13.	WITHHOLDING TAXES.

13.1. Withholding Generally. In connection with any tax or tax withholding event related to Awards granted under this Plan, the Company may require the Participant to remit to the Company (or to the Third Party Administrator or to the Parent, Subsidiary or Affiliate, as applicable, employing the Participant or to which the Participant provides Services) an amount sufficient to satisfy applicable U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (the “Tax-Related Items”) related to the Participant’s participation in this Plan and legally applicable to the Participant prior to the delivery of Shares, cash or other property pursuant to exercise or settlement of any Award or such other tax event. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items. Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2. Withholding Methods. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax-Related Items due from the Participant, in whole or in part by (without limitation): (a) paying cash; (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld; (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant, or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all Awards except ISOs, by a Permitted Transferee.

15.	PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award. In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities or cash dividends the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, cash dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends, cash dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (a) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (b) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of this Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and non-U.S. federal and state securities and exchange control and other laws, rules and regulations of any governmental body, and with the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any U.S. and non-U.S. federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state or non-U.S. securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other Service with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s Service at any time.

21.	CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, outstanding Awards will be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without Participant’s consent, may provide for one or more of the following with respect to outstanding Awards as of the effective date of such Corporate Transaction: (a) such Awards may be continued by the Company (if the Company is the successor entity); (b) such Awards may be assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable; (c) immediately vested (and exercisable, as applicable) and settled (as applicable), in whole or in part, followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction or (d) settled for their intrinsic value (whether or not vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards and, for the avoidance of doubt, if as of the date of the occurrence of the Corporate Transaction, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment, in each case without the Participant’s consent. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation refuses to continue, assume, substitute, settle or replace any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award will become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon will lapse, immediately prior to the consummation of the Corporate Transaction. Performance Awards not continued, assumed, substituted, settled or replaced pursuant to the foregoing shall be deemed earned and vested at 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement.

If an Award vests in lieu of assumption or substitution in connection with a Corporate Transaction as provided above, the Committee will notify the holder of such Award in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration. Any determinations by the Committee need not treat all outstanding Awards in an identical manner, and will be final and binding on each applicable Participant. The Board shall have full power and authority to assign the Company’s right to repurchase, right to re-acquire and/or forfeiture rights to such successor or acquiring corporation.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option or SAR in substitution rather than assume an existing option or stock appreciation right, such new Option or SAR may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, and unless otherwise set forth in the applicable Award Agreement or any other agreement between the Participant and the Company (or any Parent, Subsidiary or Affiliate, if applicable), in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of the Corporate Transaction at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24. AMENDMENT OR TERMINATION OF PLAN. Subject to approval by the Company’s stockholders where required by applicable law, regulation or rule, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, by amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan. A Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of this Plan or any outstanding Award shall adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses other than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s Service that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (a) any person or entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any person or entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2. “Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and any country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (that need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4. “Board” means the Board of Directors of the Company.

28.5. “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (i) the Participant’s willful failure to substantially perform the Participant’s assigned duties or responsibilities as a service provider of the Company, (ii) the Participant’s engagement in any act of fraud, embezzlement, or other illegal conduct detrimental to the Company, (iii) the Participant’s willful violation of any federal or state law or regulation applicable to the Company’s or a Parent’s or Subsidiary’s business, (iv) the Participant’s breach of any confidentiality agreement or invention assignment agreement between the Participant and the Company or a Parent or Subsidiary, (v) the Participant’s commission of any act or involvement in any situation, or occurrence, whether before or during the Participant’s Service, which brings the Participant into widespread public disrepute, contempt, scandal or ridicule, or which justifiably shocks, insults or offends a significant portion of the community, or the Participant being subject to publicity for any such conduct or involvement in such conduct, (vi) the Participant’s conviction of or entry into a plea of nolo contendere to a felony or any other crime involving moral turpitude, (vii) material violation of any Company rule, regulation, procedure or policy, including but not limited to the Company’s code of conduct or ethics or (viii) Participant’s failure to cooperate with the Company (or any of its applicable Affiliates) in any internal or external investigation or formal proceeding if the Company has requested Participant’s reasonable cooperation

The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 of this Plan. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.

28.6. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.7. “Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.

28.8. “Common Stock” means the common stock of the Company.

28.9. “Company” means Scribe Therapeutics Inc., a Delaware corporation, or any successor corporation.

28.10. “Consultant” means any natural person, including an advisor or independent contractor, who is engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.

28.11. “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (d) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (d), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.12. “Director” means a member of the Board.

28.13. “Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition, as permitted by law.

28.14. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.15. “Effective Date” means the day immediately prior to the Company’s IPO Registration Date, subject to approval of this Plan by the Company’s stockholders.

28.16. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.17. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.18. “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price of an outstanding Award is increased or reduced.

28.19. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.20. “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee may determine or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee may determine;

(c) in the case of an Option or SAR grant made on the IPO Registration Date, the price per share at which Shares are initially offered for sale to the public by the Company’s underwriters in the initial public offering of Shares as set forth in the Company’s final prospectus included within the registration statement on Form S-1 filed with the SEC under the Securities Act; or

(d) by the Board or the Committee in good faith.

28.21. “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.22. “IPO Registration Date” means the date on which the Company’s registration statement on Form S-1 in connection with its initial public offering of common stock is declared effective by the SEC under the Securities Act.

28.23. “IRS” means the United States Internal Revenue Service.

28.24. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary or Affiliate.

28.25. “Option” means an Award pursuant to Section 5 of this Plan.

28.26. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.27. “Participant” means a person who holds an Award under this Plan.

28.28. “Performance Award” means an Award pursuant to Section 10 of this Plan.

28.29. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement from among the following objective or subjective measures, either individually,

alternatively or in any combination applied to the Participant, the Company, as a whole or any business unit thereof, or Parent, Subsidiary or Affiliate, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;

(b)	Sales;

(c)	Expenses;

(d)	Billings;

(e)	Revenue;

(f)	Net revenue;

(g)  Earnings (which may include earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and Adjusted EBITDA));

(h)	Operating income;

(i)	Operating margin;

(j)	Operating profit;

(k)	Controllable operating profit, or net operating profit;

(l)	Net Profit;

(m)	Gross margin;

(n)	Operating expenses or operating expenses as a percentage of revenue;

(o)	Net income;

(p)	Earnings per share;

(q)	Total stockholder return or relative stockholder return;

(r)	Market share;

(s)	Return on assets or net assets;

(t)	The Company’s stock price;

(u)	Growth in stockholder value relative to a pre-determined index;

(v)	Return on equity;

(w)	Return on invested capital;

(x)	Cash Flow (including free cash flow or operating cash flows) or cash flow margins;

(y)	Balance of cash, cash equivalents and marketable securities;

(z)	Cash conversion cycle;

(aa)	Economic value added;

(bb)	Individual confidential business objectives;

(cc)	Contract awards or backlog;

(dd)	Overhead or other expense reduction;

(ee)	Credit rating;

(ff)	Completion of an identified special project;

(gg)	Completion of a joint venture or other corporate transaction;

(hh)	Strategic plan development and implementation;

(ii)	Succession plan development and implementation;

(jj)	Improvement in workforce diversity;

(kk)	Employee satisfaction;

(ll)	Employee retention;

(mm)	Customer indicators and/or satisfaction;

(nn)	New product invention or innovation;

(oo)	Research and development expenses;

(pp)	Attainment of research and development milestones;

(qq)	Improvements in productivity;

(rr)	Bookings;

(ss)	Working-capital targets and changes in working capital;

(tt)	Attainment of operating goals and employee metrics;

(uu)	Net new annual contract value;

(vv)	Net expansion or growth rate; and

(ww)	Any other metric that is capable of measurement as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.30. “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.31. “Performance Share” means an Award pursuant to Section 10 of this Plan.

28.32. “Performance Unit” means an Award pursuant to Section 10 of this Plan.

28.33. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.34. “Plan” means this Scribe Therapeutics Inc. 2026 Equity Incentive Plan.

28.35. “Pre-Funded Warrant” means any warrant to acquire shares of Common Stock for a nominal exercise price.

28.36. “Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.

28.37. “Restricted Stock Award” means an Award pursuant to Section 7 of this Plan (or issued pursuant to the early exercise of an Option).

28.38. “Restricted Stock Unit” means an Award pursuant to Section 6 of this Plan.

28.39. “SEC” means the United States Securities and Exchange Commission.

28.40. “Securities Act” means the United States Securities Act of 1933, as amended.

28.41. “Service” means service as an Employee, Consultant, Director, or Non-Employee Director, to the Company or a Parent, Subsidiary, or Affiliate, subject to such further limitations as may be set forth in this Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of any leave of absence approved by the Company or a Parent, Subsidiary, or Affiliate, as applicable. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification to vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, including suspension of or modification to vesting of the Award (including pursuant to a formal policy adopted from time to time by the Company or a Parent, Subsidiary, or Affiliate), except that in no event may an Award vest or be exercised after the expiration of the term set forth in the applicable Award Agreement. Unless the Committee provides otherwise (including pursuant to a formal policy or agreement adopted from time to time by the Company or a Parent, Subsidiary, or Affiliate), to the extent permitted under applicable law, vesting of Awards granted hereunder will continue during any approved leave of absence. A change in status between an Employee, Consultant, Director or Non-Employee Director shall not terminate the Participant’s Service, unless determined by the Committee in its discretion or to the extent set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.42. “Shares” means shares of the Common Stock and shares of the common stock of any successor entity of the Company.

28.43. “Stock Appreciation Right” means an Award pursuant to Section 9 of this Plan.

28.44. “Stock Bonus” means an Award pursuant to Section 8 of this Plan.

28.45. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.46. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.47. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL NOTICE OF RESTRICTED STOCK UNIT AWARD

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Scribe Therapeutics Inc. (the “Company”) 2026 Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan, this Global Notice of Restricted Stock Unit Award (this “Notice”) and the attached Global Restricted Stock Unit Award Agreement, including, if Participant is a citizen of, resident of, or works in a country other than the U.S., any additional terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with the Global Restricted Stock Unit Award Agreement, the “Agreement”).

Unless otherwise defined herein, the terms defined in the Plan will have the same meanings in this Notice and the electronic representation of this Notice established and maintained by the Company or a third party designated by the Company.

Name:

Address:

Grant Number:

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all RSUs granted hereunder occurs, and (b) the tenth anniversary of the Date of Grant. This RSU expires earlier if Participant’s Service terminates earlier, as described in the Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan, and the Agreement, the RSUs will vest in accordance with the following schedule: [insert applicable vesting schedule, which may be time-based, performance-based or a combination of both]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

1)

Participant understands that Participant’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), except where otherwise prohibited by applicable law, and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is subject to Participant’s continuing Service. To the extent permitted by applicable law, Participant agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Participant’s Service status changes between full- and part-time and/or in the event Participant is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of the RSUs or as determined by the Committee. Participant acknowledges that there may be adverse tax consequences in connection with the award of RSUs (including upon grant or settlement of the RSUs or disposition of the Shares) and that Participant should consult a tax adviser appropriately qualified in the jurisdictions in which Participant is subject to tax generally about the taxation of the RSUs.

2)

This grant is made under and governed by the Plan, the Agreement, and this Notice, and this Notice is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read this Notice, the Agreement, and the Plan.

3)

Participant has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

4)	By accepting the RSUs, Participant consents to electronic delivery and participation as set forth in the Agreement.

PARTICIPANT	SCRIBE THERAPEUTICS INC.

Signature:	By:

Print Name:	Its:

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined in this Global Restricted Stock Unit Award Agreement including, if Participant is a citizen of, resident of, or works in a country other than the U.S., any additional terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with this Global Restricted Stock Unit Award Agreement, this “Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the Scribe Therapeutics Inc. 2026 Equity Incentive Plan (the “Plan”) or the Global Notice of Restricted Stock Unit Award (the “Notice”).

Participant has been granted Restricted Stock Units (“RSUs”) for Shares of Scribe Therapeutics, Inc. (the “Company”) subject to the terms, restrictions, and conditions of the Plan, the Notice, and this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Agreement, the terms and conditions of the Plan will prevail.

1.  Settlement. Settlement of RSUs shall be made no later than March 15 of the calendar year following the calendar year in which all or a portion of such RSUs vest (or, if later, at such time as may be permitted under 1.409A-1(b)(4) as a “short-term deferral”). Settlement of RSUs shall be in Shares. Settlement means the delivery to Participant of the Shares vested under the RSUs. No fractional RSUs or rights for fractional Shares will be created pursuant to this Agreement.

2.  No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.

3.  Dividend Equivalents. Dividend equivalents, if any (whether in cash or Shares), will not be credited to Participant, except as permitted by the Committee.

4.  Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5.  Termination; Leave of Absence; Change in Status. Unless the Committee determines otherwise, if Participant’s Service terminates for any reason, all unvested RSUs will be forfeited to the Company immediately, and all rights of Participant to such RSUs will automatically terminate without payment of any consideration to Participant. Participant’s Service will be considered terminated as of the date Participant is no longer providing active services to the Company, its Parent or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or other service agreement, if any) and will not, subject to the laws applicable to Participant’s RSUs, be extended by any notice period mandated under local laws (e.g., Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or other service agreement, if any). The Committee will have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s RSUs. For the avoidance of doubt, Service during only a period prior to a vesting date (but where Service has terminated prior to the vesting date) does not entitle Participant to vest in a pro-rata portion of the RSUs on such date. Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event Participant’s Service status changes between full- and part-time status and/or in the event Participant is on a leave of absence in accordance with the Company’s policies relating to work schedules and vesting of awards or as determined by the Committee. Participant acknowledges that the vesting of the Shares pursuant to this Notice and Agreement is subject to Participant’s continuous Service. In case of any dispute as to whether and when termination of Service has occurred, the

Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Participant may still be considered to be providing Services while on an approved leave of absence).

6.  Taxes.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, a Parent, Subsidiary or Affiliate employing or otherwise retaining Participant (the “Service Recipient”), the ultimate liability for any and all U.S. and non-U.S. federal, state, and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the RSUs and Participant’s participation in the Plan and legally or deemed legally applicable to Participant including, as applicable, obligations of the Company or the Service Recipient (all the foregoing tax-related items, “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient, if any. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. PARTICIPANT SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH PARTICIPANT RESIDES OR IS SUBJECT TO TAXATION.

(b) Withholding. In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for Tax-Related Items by one or a combination of the following, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable:

(i)	withholding from Participant’s wages or other cash compensation payable to Participant by the Company and/or the Service Recipient;

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)

withholding Shares to be issued upon settlement of the RSUs, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts;

(iv)	Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted under applicable law;

provided however, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding prior to the taxable or withholding event.

The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum or minimum statutory rates for Participant’s tax jurisdiction(s). In the event of over-withholding, Participant will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law, or if not refunded, Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient.

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.

Finally, Participant agrees to pay to the Company and/or the Service Recipient any amount of Tax-Related Items that the Company and/or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

7.  Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Plan is operated and the RSUs are granted solely by the Company, and only the Company is a party to this Agreement; accordingly, any rights Participant may have under this Agreement may be raised only against the Company but not any Parent, Subsidiary or Affiliate (including, but not limited to, the Service Recipient);

(c) no Parent, Subsidiary or Affiliate (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Participant under this Agreement;

(d) the grant of the RSUs is exceptional, voluntary, and occasional, and does not create any contractual or other right to receive future grants of RSUs or other equity awards, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(e) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(f) Participant is voluntarily participating in the Plan;

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension or retirement rights or compensation;

(h) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

(i) unless otherwise agreed with the Company, the RSUs, and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Parent, Subsidiary, or Affiliate;

(j) the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(k) if Participant acquires Shares upon settlement of the RSUs, the value of such Shares may increase or decrease in value;

(l) no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or other service agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law; and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Service Recipient, the Company, and any Parent, Subsidiary or Affiliate; waives his or her ability, if any, to bring any such claim; and releases the Service Recipient, the Company, and any Parent, Subsidiary, or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(n) neither the Company, the Service Recipient nor any other Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the vesting or settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8.  No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.  Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

10.  Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement, and the Plan (incorporated herein by reference). Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

11.  Entire Agreement; Enforcement of Rights. This Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments, or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

12.  Addenda. Notwithstanding any provisions in this Global Restricted Stock Unit Award Agreement, the RSUs shall be subject to any additional terms and conditions set forth in Addendum A attached hereto if Participant’s country of residence or work is other than the United States, including the additional terms and conditions (if any) set forth beneath the name of such country in Addendum B. Moreover, if Participant relocates to a country other than the United States, the additional terms and conditions set forth in Addendum A, including the additional terms and conditions (if any) set forth beneath the name of such country on Addendum B, will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Addendum A and Addendum B constitute part of this Agreement to the extent applicable to Participant from time to time.

13.  Compliance with Laws  and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal, or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company will have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Agreement will be endorsed with appropriate legends, if any, determined by the Company.

14.  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Agreement, (b) the balance of this Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Agreement will be enforceable in accordance with its terms.

15.  Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of Alameda. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning, or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning, or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

16.  No Rights as Employee, Director or Consultant. Nothing in this Agreement shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Agreement shall not affect in any manner whatsoever any right or power of the Company, or any Parent, Subsidiary or Affiliate, including the Service Recipient, as applicable, to terminate Participant’s Service, for any reason, with or without Cause.

17.  Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice, and this Agreement. Participant has reviewed the Plan, the Notice, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understands all provisions of the Plan, the Notice, and this Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice, and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements), or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service, or electronic mail to Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery if local laws prohibit such consent.

18.  Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters. In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

19.  Code Section 409A. For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”). Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment will not be made or commence until the earlier of (a) the expiration of the six (6) month period measured from Participant’s separation from service to the Service Recipient or the Company, or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral will only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

20.  Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration), except pursuant to a transfer for no consideration in accordance with Section 4 above, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any Financial Industry Regulatory Authority rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

21.  Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the RSUs will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs.

BY ACCEPTING THIS GRANT OF RSUS, PARTICIPANT AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

ADDENDUM A

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

ADDITIONAL TERMS FOR PARTICIPANT OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Addendum A shall have the meanings ascribed to them in the Notice, the Global Restricted Stock Unit Award Agreement (the “RSU Agreement”), and/or the Plan, as applicable.

In accepting the RSUs, Participant acknowledges, understands and agrees to the following:

1. Data Privacy Information and Consent. The Company is located at 1150 Marina Village Pkwy, Alameda, CA 94501, United States, and grants awards to employees of the Company and its Subsidiaries, Parent and Affiliates, at the Company’s sole discretion. If Participant would like to participate in the Plan, Participant must review the following information about the Company’s data processing practices.

1.1 Data Collection and Usage. The Company, the Service Recipient and its other Subsidiaries, Parent or Affiliates collect, process, transfer and use personal data about Participant that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any Shares or directorships held in the Company, and details of all awards or other entitlements to Shares granted, canceled, settled, vested, unvested or outstanding in Participant’s favor (collectively, without limitation, “Data”), which the Company receives from Participant or the Service Recipient. If the Company offers Participant an award under the Plan, then the Company will collect Participant’s Data for purposes of allocating Shares and implementing, administering and managing the Plan and will process such Data in accordance with the Company’s then-current data privacy policies, which are made available to Participant upon commencing employment and also available upon request. The legal basis, where required, for the processing of Data is Participant’s consent.

1.2 Stock Plan Administration Service Providers. The Company transfers Data to its third-party stock plan administrator, and other third parties based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Participant’s Data with such other provider that serves in a similar manner. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. The Company’s service provider may open an account for Participant to receive Shares. Participant may be asked to agree to separate terms and data processing practices with the service provider, which is a condition to Participant’s ability to participate in the Plan. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative, only if permitted by applicable laws and regulations. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.

1.3 Data Retention. The Company will hold and use Participant’s Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor, and securities laws. When the Company no longer needs Participant’s Data, the Company will remove it from its systems. If the Company keeps Participant’s Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

1.4 Consent; Voluntariness and Consequences of Denial or Withdrawal. Where permitted by applicable local law in the country where Participant resides, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Participant hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of Participant’s Data as described in this Addendum A and as necessary for the purpose of administering the Plan. Participant’s participation in the Plan and Participant’s grant of consent is purely voluntary. Participant may deny or withdraw Participant’s consent at any time; provided that if Participant does not consent, or if Participant withdraws Participant’s consent, Participant cannot participate in the Plan unless required by applicable law. This would not affect Participant’s salary as an employee or Participant’s career; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards.

1.5 Data Subject Rights. Participant may have a number of rights under data privacy laws in Participant’s country. Depending on where Participant is based, Participant’s rights may include the right to (i) request access or copies of Participant’s Data the Company processes, (ii) have the Company rectify Participant’s incorrect Data and/or delete Participant’s Data, (iii) restrict processing of Participant’s Data, (iv) have portability of Participant’s Data, (v) lodge complaints with the competent tax authorities in Participant’s country and/or (vi) obtain a list with the names and addresses of any potential recipients of Participant’s Data. To receive clarification regarding Participant’s rights or to exercise Participant’s rights, Participant can contact the Company at 1150 Marina Village Pkwy, Alameda, CA 94501 , United States, Attn: Stock Administration.

2. Language. Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Agreement and the Plan. Furthermore, if Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.

3. Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. Depending upon the country to which laws Participant is subject, Participant acknowledges that there may be certain exchange control, foreign asset/account or tax reporting requirements which may affect Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) in a brokerage account outside Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant is responsible for knowledge of and compliance with any such regulations and Participant should speak with Participant’s personal tax, legal and financial advisors regarding this matter.

ADDENDUM B

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY SPECIFIC TERMS AND CONDITIONS

Terms and Conditions

This Addendum B includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works outside of the United States.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the Date of Grant, is a Consultant, changes employment status to a Consultant position or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to Participant. References to Participant’s Service Recipient shall include any entity that engages Participant’s Service.

Notifications

This Addendum B also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is provided solely for the convenience of Participant and is based on the securities, exchange control and other laws in effect in the respective countries as of the dates set forth below. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date by the time Participant vests or settles in the RSUs or sells any acquired Shares.

Participant is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to settlement of the RSUs or transfer of funds from or into Participant’s country, Participant should consult the local bank and/or Participant’s exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice.

In addition, the information contained in this Addendum B is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the applicable laws in Participant’s country may apply to Participant’s situation.

Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which Participant is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Participant in the same manner.

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL NOTICE OF STOCK OPTION GRANT

You (“Optionee”) have been granted an option to purchase shares of Common Stock of the Company (the “Option”) under the Scribe Therapeutics Inc. (the “Company”) 2026 Equity Incentive Plan (the “Plan”) subject to the terms and conditions of the Plan, this Global Notice of Stock Option Grant (this “Notice”), and the Global Stock Option Agreement, including, if Optionee is a citizen of, resident of, or works in a country other than the U.S., any additional terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with the Global Stock Option Agreement, the “Option Agreement”).

Unless otherwise defined herein, the terms defined in the Plan will have the same meanings in this Notice and the electronic representation of this Notice established and maintained by the Company or a third party designated by the Company.

Name:

Address:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date:	________ __, 20__; the Option expires earlier if Optionee’s Service terminates earlier, as described in the Option Agreement.

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan, and the Option Agreement, the Option will vest in accordance with the following schedule: [insert applicable vesting schedule, which may be time-based, performance based or a combination of both]

By accepting (whether in writing, electronically, or otherwise) the Option, Optionee acknowledges and agrees to the following:

1)

Optionee understands that Optionee’s Service is for an unspecified duration, can be terminated at any time (i.e., is “at-will”) except where otherwise prohibited by applicable law, and that nothing in this Notice, the Option Agreement, or the Plan changes the nature of that relationship. Optionee acknowledges that the vesting of the Option pursuant to this Notice is subject to Optionee’s continuing Service. To the extent permitted by applicable law, Optionee agrees and acknowledges that the Vesting Schedule may change prospectively in the event that Optionee’s Service status changes between full- and part-time and/or in the event Optionee is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of the Option or as determined by the Committee to the extent permitted by applicable law. Furthermore, the period during which Optionee may exercise the Option after termination of Service, if any, will commence on the Termination Date (as defined in the Option Agreement). Optionee acknowledges that there may be adverse tax consequences in connection with the Option (including upon grant or exercise of the Option or disposition of the Shares) and that Optionee should consult a tax adviser appropriately qualified in the jurisdictions in which Optionee is subject to tax generally about the taxation of the Option.

2)

This grant is made under and governed by the Plan, the Option Agreement, and this Notice, and this Notice is subject to the terms and conditions of the Option Agreement and the Plan, both of which are incorporated herein by reference. Optionee has read the Notice, the Option Agreement and the Plan.

3)

Optionee has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Optionee acquires or disposes of the Company’s securities.

4)	By accepting the Option, Optionee consents to electronic delivery and participation as set forth in the Option Agreement.

OPTIONEE	SCRIBE THERAPEUTICS INC.

Signature:	By:

Print Name:	Its:

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT

Unless otherwise defined in this Global Stock Option Agreement including, if Optionee is a citizen of, resident of, or works in a country other than the U.S., any additional terms and conditions set forth in Addendum A and Addendum B attached thereto (both addenda collectively, together with this Global Stock Option Agreement, this “Option Agreement”), any capitalized terms used herein will have the same meaning ascribed to them in the Scribe Therapeutics Inc. 2026 Equity Incentive Plan (the “Plan”) or the Global Notice of Stock Option Grant (the “Notice”).

Optionee has been granted an option to purchase Shares (the “Option”) of Scribe Therapeutics Inc. (the “Company”), subject to the terms, restrictions, and conditions of the Plan, the Notice, and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice or this Option Agreement, the terms and conditions of the Plan will prevail.

1. Vesting. Subject to the applicable provisions of the Plan and this Option Agreement, the Option may be exercised, in whole or in part, in accordance with the Vesting Schedule set forth in the Notice. Optionee acknowledges and agrees that the Vesting Schedule may change prospectively in the event Optionee’s Service status changes between full and part-time and/or in the event Optionee is on a leave of absence, in accordance with Company policies relating to work schedules and vesting of the Option or as determined by the Committee. Optionee acknowledges that the vesting of the Option pursuant to this Notice and the Option Agreement is subject to Optionee’s continuing Service. In case of any dispute as to whether and when termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Optionee may still be considered to be providing services while on an approved leave of absence).

2. Grant of Option. Optionee has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). If designated in the Notice as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if the Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it will be treated as a Non-Qualified Stock Option (“NSO”).

3. Termination Period.

(a) General Rule. If Optionee’s Service terminates for any reason except death or Disability, and other than for Cause, then the Option will expire at the close of business at Company headquarters on the date three (3) months after Optionee’s Termination Date (as defined below) (with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NSO). The Company determines the Termination Date for all purposes under this Option Agreement. In no event will the Option be exercised later than the Expiration Date set forth in the Notice.

(b) Death; Disability. If Optionee dies before Optionee’s Service terminates (or Optionee dies within three (3) months of Optionee’s termination of Service other than for Cause), then the Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death (subject to the expiration details in Section 8). If Optionee’s Service terminates because of Optionee’s Disability, then the Option will expire at the close of business at Company headquarters on

3

the date twelve (12) months after Optionee’s Termination Date (subject to the expiration details in Section 8); with (i) any exercise beyond three (3) months after the date Optionee’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (ii) any exercise beyond twelve (12) months after the date Optionee’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO.

(c) Cause. Unless otherwise determined by the Committee, the Option (whether or not vested) will terminate immediately upon Optionee’s cessation of Services if the Company reasonably determines in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause or Optionee’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time Optionee terminated Services, effective as of such Optionee’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Option.

(d) No Notification of Exercise Periods. Optionee is responsible for keeping track of these exercise periods following Optionee’s termination of Service for any reason. The Company will not provide further notice of such periods.

(e) Termination. For purposes of this Option, Optionee’s Service will be considered terminated as of the date Optionee is no longer providing active services to the Company, its Parent or one of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Optionee is employed or otherwise rendering services or the terms of Optionee’s employment or other service agreement, if any) and will not, subject to the laws applicable to Optionee’s Option, be extended by any notice period (e.g., Optionee’s period of Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Optionee is employed or otherwise rendering services or the terms of Optionee’s employment or other service agreement, if any) (the “Termination Date”) . The Committee will have the exclusive discretion to determine when Optionee is no longer actively providing services for purposes of Optionee’s Option. For the avoidance of doubt, Service during only a period prior to a vesting date (but where Service has terminated prior to the vesting date) does not entitle Optionee to vest in a pro-rata portion of the Option on such date. Optionee acknowledges and agrees that the Vesting Schedule may change prospectively in the event Optionee’s Service status changes between full- and part-time status and/or in the event Optionee is on a leave of absence in accordance with the Company’s policies relating to work schedules and vesting of awards or as determined by the Committee. Optionee acknowledges that the vesting of the Shares pursuant to this Notice and this Option Agreement is subject to Optionee’s continuous Service. In case of any dispute as to whether and when termination of Service has occurred, the Committee will have sole discretion to determine whether such termination of Service has occurred and the effective date of such termination (including whether Optionee may still be considered to be providing Services while on an approved leave of absence).

4. Exercise of Option.

(a) Right to Exercise. The Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee’s death, Disability, termination for Cause, or other cessation of Service, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice, and this Option Agreement. The Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. The Option is exercisable by delivery of an exercise notice in a form specified by the Company (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, via the Company’s equity management platform, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 9 below). The Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and satisfaction of any withholding obligations or rights related to applicable Tax-Related Items as described in Section 9 below. No Shares will be issued pursuant to the exercise of the Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for United States income tax purposes the Exercised Shares will be considered transferred to Optionee on the date the Option is exercised with respect to such Exercised Shares.

(c) Exercise by Another. If another person wants to exercise the Option after it has been transferred to him or her in compliance with this Option Agreement, that person must prove to the Company’s satisfaction that he or she is entitled to exercise the Option. That person must also complete the proper Exercise Notice form (as described above) and pay the Exercise Price (as described below) and satisfy any withholding obligations or rights related to applicable Tax-Related Items (as described in Section 9 below).

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Optionee:

(a) Optionee’s personal check (or readily available funds), wire transfer, or a cashier’s check;

(b) certificates for shares of Company stock that Optionee owns, along with any forms needed to effect a transfer of those shares to the Company; the value of the shares, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Company stock, Optionee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to Optionee. However, Optionee may not surrender, or attest to the ownership of, shares of Company stock in payment of the Exercise Price of Optionee’s Option if Optionee’s action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes;

(c) cashless exercise through irrevocable directions to a securities broker approved by the Company to sell all or part of the Shares covered by the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any withholding obligations or rights related to applicable Tax-Related Items. The balance of the sale proceeds, if any, will be delivered to Optionee. The directions must be given by signing a special notice of exercise form provided by the Company; or

(d) any other method authorized by the Company;

provided, however, that the Company may restrict the available methods of payment to facilitate compliance with applicable law or administration of the Plan.

6. No Stockholder Rights. Unless and until such time as Shares are issued following exercise of vested Options, Optionee will have no ownership of the Shares subject to the Option and will have no rights to dividends or to vote such Shares.

7. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution, and, with respect to NonQualified Stock Options, by instrument to a testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or a revocable trust, or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may be exercised during the lifetime of Optionee only by Optionee or in the event of Optionee’s incapacity, by Optionee’s legal representative. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee. Any attempt to transfer, assign or encumber the Option other than as permitted hereunder shall be null and void and of no effect.

8. Term of Option. The Option will in any event expire on the expiration date set forth in the Notice, which date is no more than ten (10) years after the Date of Grant (five (5) years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

9. Taxes.

(a) Responsibility for Taxes. Optionee acknowledges that, regardless of any action taken by the Company or, if different, a Parent, Subsidiary, or Affiliate employing or otherwise retaining Optionee (the “Service Recipient”), the ultimate liability for any and all U.S. and non-U.S. federal, state, and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Option and Optionee’s participation in the Plan and legally or deemed legally applicable to Optionee including, as applicable, obligations of the Company or the Service Recipient (all the foregoing tax-related items, “Tax-Related Items”) is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient, if any. Optionee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting, or exercise of this Option; the subsequent sale of Shares acquired pursuant to such exercise; and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee is subject to Tax-Related Items in more than one jurisdiction, Optionee acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. OPTIONEE SHOULD CONSULT A TAX ADVISER APPROPRIATELY QUALIFIED IN THE COUNTRY OR COUNTRIES IN WHICH OPTIONEE RESIDES OR IS SUBJECT TO TAXATION.

(b) Withholding. In connection with any relevant taxable or tax withholding event, as applicable, Optionee agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any withholding obligations or rights for Tax-Related Items by one or a combination of the following, all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable:

(i)	withholding from Optionee’s wages or other cash compensation payable to Optionee by the Company and/or the Service Recipient;

(ii)

withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization and without further consent);

(iii)

withholding Shares to be issued upon exercise of the Option, provided the Company only withholds the number of Shares necessary to satisfy no more than the maximum applicable statutory withholding amounts;

(iv)	Optionee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)	any other arrangement approved by the Committee and permitted under applicable law;

provided, however, that if Optionee is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) will establish the method of withholding from alternatives (i)-(v) above prior to the Tax-Related Items withholding event.

The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum or minimum statutory rates for Optionee’s tax jurisdiction(s). In the event of over-withholding, Optionee will have no entitlement to the equivalent amount in Shares and may receive a refund of any over-withheld amount in cash in accordance with applicable law, or if not refunded, Optionee may need to seek a refund from the local tax authorities. In the event of under-withholding, Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient.

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Exercised Shares; notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligation for Tax-Related Items.

Finally, Optionee agrees to pay to the Company and/or the Service Recipient any amount of Tax-Related Items that the Company and/or the Service Recipient may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

(c) Notice of Disqualifying Disposition of ISO Shares. If Optionee is subject to Tax-Related Items in the United States and sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the Date of Grant, or (ii) one (1) year after the exercise date, Optionee will immediately notify the Company in writing of such disposition. Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out any wages or other cash compensation paid to Optionee by the Company and/or the Service Recipient.

10. Nature of Grant. By accepting the Option, Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Plan is operated and the Option is granted solely by the Company, and only the Company is a party to this Option Agreement; accordingly, any rights Optionee may have under this Option Agreement may be raised only against the Company but not any Parent, Subsidiary or Affiliate (including, but not limited to, the Service Recipient);

(c) no Parent, Subsidiary or Affiliate (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Optionee under this Option Agreement;

(d) the grant of the Option is exceptional, voluntary, and occasional, and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(e) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(f) Optionee is voluntarily participating in the Plan;

(g) the Option and the Shares subject to the Option, and the income and value of same, are not intended to replace any pension or retirement rights or compensation;

(h) the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement, or welfare benefits or similar payments;

(i) unless otherwise agreed with the Company, the Option, and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service Optionee may provide as a director of a Parent, Subsidiary, or Affiliate;

(j) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; if the underlying Shares do not increase in value, the Option will have no value; if Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease, even below the Exercise Price;

(k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Optionee’s termination of Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Optionee is employed or otherwise rendering services or the terms of Optionee’s employment agreement, if any) or from the application of any clawback or recoupment policy adopted by the Company or imposed by applicable law; and in consideration of the grant of the Option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Service Recipient, the Company, and any Parent, Subsidiary, or Affiliate; waives his or her ability, if any, to bring any such claim; and releases the Service Recipient, the Company, and any Parent, Subsidiary, or Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(m) neither the Company, the Service Recipient nor any other Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Optionee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan or Optionee’s acquisition or sale of the underlying Shares. Optionee acknowledges, understands and agrees that he or she should consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on the Option, and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13. Acknowledgement. The Company and Optionee agree that the Option is granted under and governed by the Notice, this Option Agreement and the Plan (incorporated herein by reference). Optionee: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Optionee has carefully read and is familiar with their provisions, and (c) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

14. Entire Agreement; Enforcement of Rights. This Option Agreement, the Plan, and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments, or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of, or adverse amendment to, this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

15. Addenda. Notwithstanding any provisions in this Global Stock Option Agreement, the Option shall be subject to any additional terms and conditions set forth in Addendum A attached hereto if Optionee’s country of residence or work is other than the United States, including the additional terms and conditions (if any) set forth beneath the name of such country in Addendum B. Moreover, if Optionee relocates to a country other than the United States, the additional terms and conditions set forth in Addendum A, including the additional terms and conditions (if any) set forth beneath the name of such country on Addendum B, will apply to Optionee to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Addendum A and Addendum B constitute part of this Option Agreement to the extent applicable to Optionee from time to time.

16. Compliance with Laws and Regulations. The issuance of Shares and the sale of Shares will be subject to and conditioned upon compliance by the Company and Optionee with all applicable state, federal, local and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal, or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Optionee agrees that the Company will have unilateral authority to amend the Plan and this Option Agreement without Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares. Finally, the Shares issued pursuant to this Option Agreement will be endorsed with appropriate legends, if any, determined by the Company.

17. Severability. If one or more provisions of this Option Agreement are held to be unenforceable under applicable law, then such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then (a) such provision will be excluded from this Option Agreement, (b) the balance of this Option Agreement will be interpreted as if such provision were so excluded and (c) the balance of this Option Agreement will be enforceable in accordance with its terms.

18. Governing Law and Venue. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to such state’s conflict of laws rules.

Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the District of Northern California or the Superior Court of California, County of Alameda. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning, or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning, or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

19. No Rights as Employee, Director or Consultant. Nothing in this Option Agreement shall create a right to employment or other Service or be interpreted as forming or amending an employment, service contract or relationship with the Company and this Option Agreement shall not affect in any manner whatsoever any right or power of the Company, or any Parent, Subsidiary or Affiliate, including the Service Recipient, as applicable, to terminate Optionee’s Service, for any reason, with or without Cause.

20. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Optionee’s acceptance of the Notice (whether in writing or electronically), Optionee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan, the Notice, and this Option Agreement. Optionee has reviewed the Plan, the Notice, and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice and this Option Agreement, and fully understands all provisions of the Plan, the Notice, and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice, and this Option Agreement. Optionee further agrees to notify the Company upon any change in Optionee’s residence address. By acceptance of the Option, Optionee agrees to participate in the Plan through an on-line or electronic system established and maintained by the

Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements), or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Optionee acknowledges that Optionee may receive from the Company a paper copy of any documents delivered electronically at no cost if Optionee contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration. Optionee further acknowledges that Optionee will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Optionee understands that Optionee must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Optionee understands that Optionee’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Optionee has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service, or electronic mail to Stock Administration. Finally, Optionee understands that Optionee is not required to consent to electronic delivery if local laws prohibit such consent.

21. Insider Trading Restrictions/Market Abuse Laws. Optionee acknowledges that, depending on Optionee’s country, Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect Optionee’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in Optionee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is Optionee’s responsibility to comply with any applicable restrictions and understands that Optionee should consult his or her personal legal advisor on such matters. In addition, Optionee acknowledges that he or she has read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Optionee acquires or disposes of the Company’s securities.

22. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration), except pursuant to a transfer for no consideration in accordance with Section 7 above, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any Financial Industry Regulatory Authority rules, the restrictions imposed by this Section shall continue to apply until the end of the third trading day following the expiration of the fifteen (15)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred sixteen (216) days after the effective date of the registration statement.

23. Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Option will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Optionee’s employment or other Service that is applicable to Optionee. In addition to any other remedies available under such policy and applicable law, the Company may require the cancellation of Optionee’s Option (whether vested or unvested) and the recoupment of any gains realized with respect to Optionee’s Option.

BY ACCEPTING THIS OPTION, OPTIONEE AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

ADDENDUM A

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT

ADDITIONAL TERMS FOR OPTIONEE OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Addendum A shall have the meanings ascribed to them in the Notice, the Global Stock Option Agreement (the “Option Agreement”), and/or the Plan, as applicable.

In accepting the Option, Optionee acknowledges, understands and agrees to the following:

1. Data Privacy Information and Consent. The Company is located at 1150 Marina Village Pkwy Alameda, CA 94501 , United States, and grants awards to employees of the Company and its Subsidiaries, Parent and Affiliates, at the Company’s sole discretion. If Optionee would like to participate in the Plan, Optionee must review the following information about the Company’s data processing practices.

1.1 Data Collection and Usage. The Company, the Service Recipient and its other Subsidiaries, Parent or Affiliates collect, process, transfer and use personal data about Optionee that is necessary for the purpose of implementing, administering and managing the Plan. This personal data may include Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality and citizenship, job title, any Shares or directorships held in the Company, and details of all awards or other entitlements to Shares granted, canceled, settled, vested, unvested or outstanding in Optionee’s favor (collectively, without limitation, “Data”), which the Company receives from Optionee or the Service Recipient. If the Company offers Optionee an award under the Plan, then the Company will collect Optionee’s Data for purposes of allocating Shares and implementing, administering and managing the Plan and will process such Data in accordance with the Company’s then-current data privacy policies, which are made available to Optionee upon commencing employment and also available upon request. The legal basis, where required, for the processing of Data is Optionee’s consent.

1.2 Stock Plan Administration Service Providers. The Company transfers Data to its third-party stock plan administrator, and other third parties based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Optionee’s Data with such other provider that serves in a similar manner. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. The Company’s service provider may open an account for Optionee to receive Shares. Optionee may be asked to agree on separate terms and data processing practices with the service provider, which is a condition to Optionee’s ability to participate in the Plan. Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative, only if permitted by applicable laws and regulations. Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Plan.

1.3 Data Retention. The Company will hold and use Optionee’s Data only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor, and securities laws. When the Company no longer needs Optionee’s Data, the Company will remove it from its systems. If the Company keeps Optionee’s Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations. Optionee understands that Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.

1.4 Consent; Voluntariness and Consequences of Denial or Withdrawal. Where permitted by applicable local law in the country where Optionee resides, consent is a requirement for participation in the Plan. In such cases, by accepting this grant, Optionee hereby agrees with the data processing practices as described in this notice and grants such consent to the processing and transfer of Optionee’s Data as described in this Addendum A and as necessary for the purpose of administering the Plan. Optionee’s participation in the Plan and Optionee’s grant of consent is purely voluntary. Optionee may deny or withdraw Optionee’s consent at any time; provided that if Optionee does not consent, or if Optionee withdraws Optionee’s consent, Optionee cannot participate in the Plan unless required by applicable law. This would not affect Optionee’s salary as an employee or Optionee’s career; the only consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Option or other equity awards to Optionee or administer or maintain such awards.

1.5 Data Subject Rights. Optionee may have a number of rights under data privacy laws in Optionee’s country. Depending on where Optionee is based, Optionee’s rights may include the right to (i) request access or copies of Optionee’s Data the Company processes, (ii) have the Company rectify Optionee’s incorrect Data and/or delete Optionee’s Data, (iii) restrict processing of Optionee’s Data, (iv) have portability of Optionee’s Data, (v) lodge complaints with the competent tax authorities in Optionee’s country and/or (vi) obtain a list with the names and addresses of any potential recipients of Optionee’s Data. To receive clarification regarding Optionee’s rights or to exercise Optionee’s rights, Optionee can contact the Company at 1150 Marina Village Pkwy Alameda, CA 94501 , United States, Attn: Stock Administration.

2. Language. Optionee acknowledges that Optionee is proficient in the English language or has consulted with an advisor who is proficient in the English language, so as to enable Optionee to understand the provisions of this Option Agreement and the Plan. Furthermore, if Optionee has received this Option Agreement, or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.

3. Exchange Control, Tax and Foreign Asset/Account Reporting Requirements. Depending upon the country to which laws Optionee is subject, Optionee acknowledges that there may be certain exchange control, foreign asset /account or tax reporting requirements which may affect Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or sale proceeds arising from the sale of Shares) in a brokerage account outside Optionee’s country. Optionee may also be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Optionee’s country through a designated bank or broker within a certain time after receipt. Optionee is responsible for knowledge of and compliance with any such regulations and Optionee should speak with Optionee’s personal tax, legal and financial advisors regarding this matter.

ADDENDUM B

SCRIBE THERAPEUTICS INC.

2026 EQUITY INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT

COUNTRY SPECIFIC TERMS AND CONDITIONS

Terms and Conditions

This Addendum B includes additional terms and conditions that govern the Option granted to Optionee under the Plan if Optionee resides and/or works outside of the United States.

If Optionee is a citizen or resident of a country other than the one in which Optionee is currently working and/or residing, transfers to another country after the Date of Grant, is a consultant, changes employment status to a consultant position or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to Optionee. References to Optionee’s Service Recipient shall include any entity that engages Optionee’s Service.

Notifications

This Addendum B also includes information regarding exchange controls and certain other issues of which Optionee should be aware with respect to Optionee’s participation in the Plan. The information is provided solely for the convenience of Optionee and is based on the laws in effect in the respective countries as of the dates set forth below. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Optionee not rely on the information noted herein as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date by the time Optionee exercises this Option or sells any exercised Shares.

Optionee is responsible for complying with all applicable tax, foreign asset reporting and/or exchange control rules that may apply in connection with participation in the Plan and/or the transfer of proceeds acquired thereunder. Prior to exercise of the Options or transfer of funds from or into Optionee’s country, Optionee should consult the local bank and/or Optionee’s exchange control advisor, as interpretations of the applicable regulations may vary; additionally, exchange control rules and regulations are subject to change without notice.

In addition, the information contained in this Addendum B is general in nature and may not apply to Optionee’s particular situation, and the Company is not in a position to assure Optionee of any particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the applicable laws in Optionee’s country may apply to Optionee’s situation.

Finally, Optionee understands that if Optionee is a citizen or resident of a country other than the one in which Optionee is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Optionee in the same manner.